Exhibit 21.1

Subsidiaries of Registrant

Name: Digirad Health, Inc.

State of Incorporation: Delaware

Name: Digirad Imaging Solutions, Inc.

State of Incorporation:  Delaware

Name: MD Office Solutions, Inc.

State of Incorporation:  California

Name:  Project Rendezvous Holding Corporation

State of Incorporation: Delaware

Name:  Project Rendezvous Acquisition Corporation

State of Incorporation: Delaware

Name:  DMS Health Technologies, Inc.

State of Incorporation:  North Dakota

Name:  DMS Imaging, Inc.

State of Incorporation:  North Dakota

Name:  DMS Health Technologies - Canada, Inc.

State of Incorporation:  North Dakota